                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                                    --------

                             REGISTRATION STATEMENT

                             ----------------------

                                      Under

                           THE SECURITIES ACT OF 1933

                                 POKER.COM, INC.

               (Exact name of Issuer as specified in its charter)

            Florida                                 98-0199508

            -------                                 ----------

(State or other jurisdiction of                (I.R.S. Employer Identification

incorporation  or organization)                Number)

#201-1166  Alberni  Street,  Vancouver,  British Columbia, Canada, V6E 3Z3    (604) 689-5998.

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(Address  and  telephone  number  of  Registrant's  principal executive offices)

                                 POKER.COM, INC.

                             1998 STOCK OPTION PLAN

                            (Full title of the plan)

                                 Mark Glusing

                                 Poker.com, Inc.

                            #630-1188 West Georgia Street

                           Vancouver British Columbia

                                 Canada V6E 4A2

                                 (604) 689-5998

            (Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed Maximum Proposed Maximum Title of Securities

                             To Be Amount To Be Offering Price Per Aggregate Offering Registered Registered Share* Price

Title of Securities   Proprosed Maximum Price Per  Proposed Maximum

To Be Offerred        Number of Shares      Share*    Aggregate Offering

Common Stock              2,000,000                          $0.09           $180,000

* Pursuant to Rules 457(c), the proposed maximum offering price per share is the average of the bid and asked prices as of August 14, 2003.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     Poker.com,  Inc.  (the  "Company") hereby incorporates by reference in this Registration  Statement  the  following  documents:

(a)     The  Company's  Registration  Statement  on  Form  10-SB, as amended, as declared  effective  by the Securities and Exchange Commission on June 16, 2000, including  the  description  of  the  Company's  Common  Stock under the caption "Description  of  Securities";

(b)     The  Company's  Audited  Financial Statements on Form 10-SB for the year ended  December  31,  1999;

(c)     The  Company's  Quarterly  Reports  on Form 10-QSB for the quarter ended March  31,  2000;

(d)

The Company’s Audited Financial Statements on Forms 10-KSB for the Years ending December 31, 2000, 2001 and 2002;

(e)

The Quarterly Report on Form 10-QSB for the six motnhs period ending June 30, 2003;

All  documents subsequently filed by the Company pursuant to Sections 13 (a), 13(c), 14 and 15 (d) of the Securities and Exchange Act of 1934, as amended, which documents  shall  be  deemed  incorporated  by  reference  in  this Amended Registration Statement  as  a  part  hereof  from  the  date of filing such documents until a further post-effective amendment to this Registration Statement is filed which indicates that  all  shares  of  Common Stock being offered hereby have been sold or which deregisters  all  shares  of  Common  Stock  then  remaining  unsold.

Item  4.     DESCRIPTION  OF  SECURITIES

     Not  Applicable.

Item  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  Applicable.

Item  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The  Company's  Certificate  of Incorporation provides that, to the fullest extent  permitted by the Florida Corporations Act, directors and officers of the Company  shall  undertake to indemnify the officers and directors of the Company against any contingency or peril as may be determined to be in the best interest of  the  Company,  and  in  conjunction  therewith, to procure, at the Company's expense,  policies  of  insurance.

     The  above discussion of the Company's Certificate of Incorporation, Bylaws and  the  Florida  Corporations  Act  is  only a summary and is qualified in its entirety  by  the  full  text  of  each  of  the  foregoing.

Item  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  Applicable.

Item  8.     EXHIBITS

4.1     Articles  of  Incorporation  of  the  Company  (1)

4.2     Bylaws  of  the  Company  (2)

5.1    Opinion  of  Law  Office  of  Clark,  Wilson  as to the legality of the Company's  Common  Stock  being  registered (3)

5.2*   Opinion of Roger L. Fidler as to the legality of the Company’s Common Stock being registered.

10.7   Poker.com,  Inc.  1998  Stock  Option  Plan (3)

23.1   Consent  of  Pannell  Kerr  Forster (3)

23.2   Consent  of  Law  Office  of  Clark, Wilson (contained in Exhibit 5.1) (3)

23.3*   Consent of Pannell Kerr Forster

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*     Filed  herewith.

(1)     Exhibit  4.1 is incorporated by reference from Exhibit 2.1 on Form 10-SB filed  with  the  Securities and Exchange Commission on June  16,  2000.

(2)     Exhibit  4.2 is incorporated by reference from Exhibit 2.2 on Form 10-SB filed with the Securities and  Exchange Commission  on  June  16,  2000.

(3)

Filed previously.

Item  9.     UNDERTAKINGS

     The  Company  hereby  undertakes:

(1)     To  file,  during  any period in which offers or sales are being made, a post-effective  amendment  to  this  registration  statement  to  include  any additional  or  changed  material  information  on  the  plan  of  distribution.

(2)     That,  for the purpose of determining any liability under the Securities Act  each  post-effective  amendment  shall  be  treated  as  a new registration statement  relating  to  the  securities  offered,  and  the  offering  of  such securities  at  that  time  shall  be  treated as the initial bona fide offering thereof.

(3)     To  file  a  post-effective amendment to remove from registration any of the  securities  that  remain  unsold  at  the  end  of  the  offering.

                                   SIGNATURES

     Pursuant  to  the  requirements  of the Securities Act of 1933, as amended, Poker.com,  Inc.  certifies  that  it  has reasonable grounds to believe that it meets  all  of the requirements for filing on Form S-8, and has duly caused this Registration  Statement,  as  amended,  to  be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized, in Vancouver, British Columbia on August 15,  2003.

POKER.COM, INC.

                                        By:/s/ Mark Glusing

                                        -------------------------------

                                        Marc Glusing, Chief Executive

                                        Officer, President, Chief

                                        Financial Officer

     Pursuant  to  the  requirements  of the Securities Act of 1933, as amended, this  Registration  Statement  has  been  signed by the following persons in the capacities  and  on  the  dates  indicated.

Date:  August  15,  2003                By: /s/ Cecil Morris

                                        --------------------------

                                        Cecil Morris, Director

Date:  August  15,  2003

                                        By: /s/ Keith Andrews

                                        --------------------------

                                        Keith Andrews, Director

                                 Poker.com, Inc.

                                    Form S-8

                                Table of Contents

                                       S-8

PART  II                                                               3

Item  3                                                                3

Item  4                                                                3

Item  5                                                                3

Item  6                                                                3

Item  7                                                                4

Item  8                                                                4

Item  9                                                                4

                                   Exhibit 5.1

Opinion  of  Law  Office  of  Clark,  Wilson                           5

                                   Exhibit 5.2

Opinion  of  Law  Office  of  Roger Fidler                             6

                                  Exhibit 10.7

1998  Combined  Incentive  and  Non-Qualified  Stock  Option  Plan     7

                                  Exhibit 23.1

Consent  of  Pannell  Kerr  Forster                                   18

                                  Exhibit 23.1

Consent  of  Pannell  Kerr  Forster                                   19